                                                                    Exhibit 4.28




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                                 DISCOVERY ZONE, INC.
                                      (Grantor),

                                          to

                        THE PUBLIC TRUSTEE OF DOUGLAS COUNTY,
                                 COLORADO, AS TRUSTEE
                                      (Trustee)

                                  for the benefit of

                         STATE STREET BANK AND TRUST COMPANY,
                solely in its capacity as Trustee and Collateral Agent
                                    (Beneficiary)

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                    DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                        SECURITY AGREEMENT AND FIXTURE FILING
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                        Dated as of July 29th, 1997

                        DOCUMENT PREPARED BY AND
                        AFTER RECORDING RETURN TO:
                        Anderson Kill & Olick, P.C.
                        1251 Avenue of the Americas
                        New York, New York 10020
                        Attention:  Ronald S. Brody, Esq.

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

         THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may from time to time be extended, renewed or modified, this "DEED OF TRUST"), made as of this 29th day of July, 1997, by DISCOVERY ZONE, INC., a Delaware corporation ("GRANTOR"), having its principal place of business at One Corporate Center, 110 East Broward Boulevard, Fort Lauderdale, Florida 33301 to THE PUBLIC TRUSTEE OF DOUGLAS COUNTY, COLORADO, AS TRUSTEE (and any subsequent substitutes or successors thereof pursuant to Section 50 below, "TRUSTEE") to and for the benefit of STATE STREET BANK AND TRUST COMPANY, solely in its capacity as trustee and collateral agent under and pursuant to that certain Indenture, dated July 22, 1997, among Discovery Zone, Inc., State Street Bank and Trust Company, as trustee, and the Subsidiary Guarantors named therein, its successors and assigns ("BENEFICIARY"), having an address at Two International Place, Boston, Massachusetts 02110.

                                 W I T N E S S E T H:
                                 --------------------

         A. WHEREAS, Grantor has entered into the aforementioned Indenture, dated as of July 22, 1997 (said Indenture, together with any supplements or amendments thereto and any renewals, extensions, or replacements thereof, is hereinafter referred to as the "INDENTURE") pursuant to which the Grantor has issued (i) 13.50% Senior Secured Notes due August 1, 2002 ("Initial Notes"), and
(ii) 13.50% Senior Secured Notes due August 1, 2002, Series B to be issued in exchange for the Initial Notes pursuant to a Registration Rights Agreement, dated as of July 22, 1997, between Grantor and Jeffries & Company, Inc. (the "Exchange Notes") in the aggregate principal amount of Eighty-Five Million Dollars ($85,000,000.00). The Initial Notes, the Exchange Notes, and the Private Exchange Notes (as defined in the Indenture) are hereinafter referred to collectively as, the "Notes";

         B. WHEREAS, pursuant to its obligations under the Indenture, and for the purpose, among other things, of securing and providing for the repayment of the Notes, Grantor and Beneficiary have entered into that certain Security Agreement, Pledge Agreement, Escrow and Security Agreement, and Collateral Assignment of Patents, Trademarks and Copyrights (Security Agreement), each dated as of July 22, 1997, which aforementioned agreements and the Indenture, together with any supplements or amendments thereto and any renewals, extensions or replacements thereof are hereinafter collectively referred to as the "RELEVANT DOCUMENTS";

         C. WHEREAS, Grantor is entering into this Deed of Trust pursuant to its obligations under the Indenture and for the purpose, among other things, of further securing and providing for repayment of the Notes; and

         D. WHEREAS, Grantor is the fee simple owner of the real estate described in Exhibit A attached hereto commonly known as 7510 PARKWAY DRIVE, LITTLETON, COLORADO (the "LAND");

         NOW THEREFORE, for and in consideration of One ($1) Dollar, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantor, and in order to secure, to the extent of principal of EIGHTY-FIVE MILLION ($85,000,000) DOLLARS plus interest and other charges thereon or disbursements in connection therewith, the prompt payment and performance of the all of the obligations (the "OBLIGATIONS"), which Obligations shall be due and payable in full on August 1, 2002 if not sooner paid, of Grantor, including, without limitation, any and all obligations of Grantor under this Deed of Trust, the Indenture, and the Notes, and all other documents evidencing or securing any such Obligations including, without limitation, the Relevant Documents, Grantor by these presents hereby GRANTS, BARGAINS, SELLS, WARRANTS, PLEDGES, ASSIGNS AND CONVEYS to Trustee and its successors and assigns forever in trust, WITH POWER OF SALE, for the benefit of Beneficiary, the Land and the buildings, structures and improvements of every nature whatsoever now or hereafter located thereon to the extent owned by Grantor (including, but not limited to, all gas and electric fixtures, radiators, heaters, docks and docking facilities, engines and machinery, boilers, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes which are or shall be attached to the Land or said buildings, structures or improvements) (the "IMPROVEMENTS");

         TOGETHER WITH: all right, title, interest and estate of Grantor now owned, or hereafter acquired, in and to the following property, rights, interest and estates relating to the Land and the Improvements, together with Grantor's interest in the following property, rights, interests and estates hereinafter described (the Land, Improvements, and the following property, rights, interests and estates being hereinafter collectively referred to as the "TRUST PROPERTY"):

         (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, construction and equipment warranties, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating to or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto, and in and to any streets, ways, alleys, passages, strips or gores of land adjoining the Land or any part thereof;

         (b) all fixtures, attachments and other articles attached to the Land or the Improvements constituting realty or real property now or hereafter owned by Grantor or in which Grantor has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with the Trust Property, and including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on or in the Trust Property, of every kind and nature whatsoever now owned or hereafter acquired by Grantor, and all proceeds thereof, as well as all additions to, appurtenances, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, now or hereafter owned by Grantor and used or intended to be used in connection with, or with the operation of, the Trust Property, to the extent constituting real property (collectively, the "FIXTURES");

         (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Trust Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Trust Property;

         (d) to the extent assignable, leases, subleases (including sub-subleases), and, to lettings, licenses, concessions, occupancy agreements and other agreements which grant a possessory interest in, or the right to use or occupy, all or any part of the Trust Property now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor (collectively, the "LEASES") and all rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits (including, without limitation, security deposits) under the Leases (including, without limitation, from the rental of any office space, retail space or other space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease fees and rentals, letters of credit or cash instruments securing or evidencing obligations under Leases, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance)) (collectively, the "RENTS") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

         (e) subject to the rights of Grantor hereunder, all proceeds of any insurance policies covering the Trust Property (including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property);

         (f) all refundable, returnable or reimbursable fees deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits and development costs in connection with the Trust Property, and all of the records and books of account now or hereafter maintained by or on behalf of Grantor in connection with the operation of the Trust Property (collectively, "SECURITY ACCOUNTS");

         (g) all proceeds (as defined in the Uniform Commercial Code) of the Trust Property which, in any event, shall include, without limitation, (i) cash, instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Trust Property, (ii) the collection or other disposition of, or realization upon, any item or portion of the Trust Property (including, without limitation, all claims of Grantor against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, the Trust Property now existing or hereafter arising), (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to damage or loss of or to any of the Trust Property, (iv) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trust Property by any Governmental Authority (or any person acting under color of Governmental Authority), and (v) any and all real estate tax refunds payable to Grantor with respect to the Trust Property, and refunds or reimbursements payable with respect to bonds, escrow accounts, or other sums payable in connection with the use, development or ownership of the Trust Property (collectively, the "PROCEEDS");

         (h) to the extent permitted under applicable law, all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Trust Property (including, without limitation, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Trust Property) (collectively, "PERMITS");

         (i) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements (including diskettes containing any such data), and all amendments and modifications thereof; and

         (j) any and all replacements and renewals of or additions and substitutions to any of the foregoing and all proceeds of any of the foregoing.

         TO HAVE AND TO HOLD the above granted and described Trust Property unto and to the use and benefit of Trustee, and the successors, substitutes and assigns of Trustee forever, IN TRUST WITH POWER OF SALE, for the benefit of Beneficiary, and its successors and assigns, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Trustee and its successors, substitutes and assigns, for the benefit of Beneficiary, and its successors and assigns;

         AND, TO PROTECT THE SECURITY OF THIS DEED OF TRUST, Grantor represents and warrants to and covenants and agrees with Beneficiary as follows:

         1. Defined Terms. The following terms, when used herein, shall have the meanings set forth below:

         "ENVIRONMENTAL LAWS" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the protection of the environment, the impact of Hazardous Substances or the generation, disposal or remediation thereof on human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances. For purposes of this definition, (A) "HAZARDOUS SUBSTANCES" means collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law; (B) "USE" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance; and (C) "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

         "GOVERNMENTAL AUTHORITY" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including without limitation any court).

         "IMPOSITIONS" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Deed of Trust), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental impositions and other charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Trust Property), in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Trust Property, which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Grantor (including, without limitation, all income, franchise, single business or other taxes imposed on Grantor for the privilege of doing business in the jurisdiction in which the Trust Property is located), (ii) the Trust Property, or any part thereof or any revenues therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Trust Property by Grantor or the leasing or use of the Trust Property or any part thereof by Grantor.

         "LEGAL REQUIREMENTS" means (i) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting either the Borrower or any Property or any part thereof or the construction, ownership, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), (ii) all permits, licenses and authorizations and regulations relating thereto, and (iii) all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting the Trust Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to the Trust Property or any part thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code, as adopted, enacted and amended from time to time by the state or states where any of the Trust Property is located.

         2. PAYMENT OF OBLIGATIONS AND INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS. Grantor will pay the Obligations at the time and in the manner provided in the Relevant Documents and in this Deed of Trust. All the representations, warranties, covenants, conditions and agreements of Grantor contained in the Relevant Documents are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Deed of Trust and the terms, covenants, conditions and provisions set forth in the Relevant Documents, then the terms, covenants, conditions and provisions of the Relevant Documents shall prevail.

         3. WARRANTY OF TITLE. Grantor warrants that Grantor has good, marketable and insurable fee simple title to Land and the Improvements and has good title to the remainder of the Trust Property and has the full power, authority and right to execute, deliver and perform its obligations under this Deed of Trust and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the Trust Property and that Grantor possesses an unencumbered fee estate in the Land and the Improvements and that it owns the Trust Property free and clear of all liens, encumbrances and charges whatsoever except for (x) those exceptions to title which are existing on the date hereof and approved by Beneficiary and (y) those exceptions of title that are permitted under the other terms and conditions of this Deed of Trust (collectively, the "PERMITTED ENCUMBRANCES") and that this Deed of Trust is and will remain a valid and enforceable first lien on and security interest in the Trust Property, subject only to the Permitted Encumbrances. Grantor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same to Beneficiary against the claims of all persons whomsoever.

         4. TAXES. Grantor hereby warrants, covenants and agrees to pay before any penalty attaches all real property taxes, general and special, and all other taxes and assessments of any kind or nature whatsoever, against the Trust Property when due and shall, upon written request, furnish to Beneficiary duplicate receipts therefor, Grantor may, in good faith and with reasonable diligence, contest the validity or amount of any such taxes or assessments provided that such contest shall have the effect of preventing the collection of the tax or assessment so contested and the sale or forfeiture of said Trust Property or any part thereof, or any interest therein, to satisfy the same.

         5. INDEMNIFICATION. Grantor shall indemnify, defend and hold harmless Beneficiary from and against all of the following (collectively, and individually referred to as a "LOSS"): claims, demands, causes of action, judgments, costs, expenses, liabilities, losses and damages (including consequential and punitive damages), reasonable attorneys' fees and expenses and court costs, disbursements and court costs, and all risk of damage to property and injury to persons in or upon the Trust Property, arising from: (i) Grantor's use of the Property or from the conduct of its business in or about the Trust Property; (ii) Grantor's default or breach of any term under this Deed of Trust; and (iii) Grantor's violation or failure to comply with any Legal Requirements, including Environmental Laws; provided that Grantor shall not be liable for Loss arising from Beneficiary's or Trustee's negligence or willful misconduct or from Beneficiary's or Trustee's breach of any of their obligations hereunder.

         6.   TRANSFER OR ENCUMBRANCE OF THE TRUST PROPERTY.  Subject to
Section 52 hereof and except as may otherwise be permitted hereunder or pursuant to the Relevant Documents, Grantor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof or any of its interest therein. Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Grantor's conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property in violation of this Deed of Trust or any other Relevant Document.
This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property that is not permitted pursuant to the Relevant Documents, regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property.

         7.   AMENDMENT TO LEGAL DESCRIPTION.    If it becomes evident that the
legal description attached to any Relevant Document is inaccurate or does not fully describe all of the real property which is reasonably connected to the Land, Grantor hereby agrees to an amendment of such legal description and the legal description contained on the corresponding title policy so that such error is corrected and to execute and cause to be recorded, if applicable, such document as may be appropriate for such purpose.

         8. ASSIGNMENT OF LEASES AND RENTS. Grantor does hereby absolutely and unconditionally assign to Beneficiary, Grantor's right, title and interest in all current and future Leases and Rents, it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Beneficiary shall not be construed to bind Beneficiary to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Beneficiary. Beneficiary shall have no responsibility on account of this assignment for the control, care, maintenance, management or repair of the Trust Property, for any dangerous or defective condition of the Trust Property, or for any negligence in the management, upkeep, repair or control of the Trust Property. Grantor agrees to execute and deliver to Beneficiary such additional instruments, in form and substance satisfactory to Beneficiary, as may hereafter be requested by Beneficiary to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Grantor a revocable license to collect all of the Rents and retain, use and enjoy the same and otherwise exercise all rights of Grantor under any Lease, in each case, subject to the terms hereof and of the Relevant Documents. Upon an Event of Default, the license granted to Grantor herein shall immediately and automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents, whether or not Beneficiary enters upon or takes control of the Trust Property, provided that if such Event of Default ceases to exist, the license shall automatically be reinstated. In addition, during the continuation of an Event of Default, Beneficiary may, either in person or by agent, without bringing any action or proceeding, or by a receiver appointed by a court, without the necessity of taking possession of the Trust Property in its own name, and in addition to and without limiting any of Beneficiary's rights and remedies hereunder, under the Notes and any other Relevant Documents and as otherwise available at law or in equity, (a) notify any lessee or other person that the Leases have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Trust Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations in, to and under the Leases; (c) demand, sue for or otherwise collect, receive, and enforce payment of Rents, including those past-due and unpaid and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to the Rents and Leases; (d) enter upon, take possession of and operate the Trust Property; (e) lease all or any part of the Trust Property; and/or (f) perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver and without need for any other authorization or other action by Beneficiary or Grantor. At Beneficiary's request, Grantor shall deliver a copy of this assignment to each tenant under a Lease and to each manager and managing agent or operator of the Trust Property. Grantor irrevocably directs any tenant, manager, managing agent, or operator of the Property, without any requirement for notice to or consent by Grantor, to comply with all demands of Beneficiary under this Section 8 and to turn over to Beneficiary on demand all Rents which it receives. Grantor hereby acknowledges and agrees that payment of any Rents by a person to Beneficiary as hereinabove provided shall constitute payment by such person, as fully and with the same effect as if such Rents had been paid to Grantor. Beneficiary is hereby granted and assigned by Grantor the right, at its option, upon revocation of the license granted herein, to enter upon the Trust Property in person or by agent, without bringing any action or proceeding, or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license shall be applied towards the payment of the Obligations. Neither the enforcement of any of the remedies under this Section 8 nor any other remedies or security interests afforded to Beneficiary under the Relevant Documents, at law or in equity shall cause Beneficiary to be deemed or construed to be a Beneficiary in possession of the Trust Property, to obligate Beneficiary to lease the Trust Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise. Grantor shall, and hereby agrees to indemnify Beneficiary for, and to hold Beneficiary harmless from and against, any and all claims, liability, expenses, losses or damages which may or might be asserted against or incurred by Beneficiary solely by reason of Beneficiary's status as an assignee pursuant to the assignment of Rents and Leases contained herein, but excluding any claim (a) to the extent caused by Beneficiary's gross negligence or willful misconduct, or
(b) to the extent arising solely from Beneficiary's actions after Beneficiary has taken possession of the Trust Property. Should Beneficiary incur any such claim, liability, expense, loss or damage, the amount thereof, including all actual expenses and reasonable fees of attorneys, shall constitute Obligations secured hereby, and Grantor shall reimburse Beneficiary therefor immediately upon demand. Grantor agrees that all Leases shall be subject to the prior written approval of Beneficiary, such approval not to be unreasonably withheld.

         9. MAINTENANCE OF TRUST PROPERTY. Grantor shall cause the Trust Property to be maintained in a good and safe condition and repair (subject to ordinary wear and tear), and shall otherwise operate and maintain the Trust Property in a manner consistent with the manner in which it operates and maintains the other properties on which it operates similar businesses ("SIMILAR PROPERTIES"). Except as otherwise permitted by the Relevant Documents, the Improvements, the Fixtures and the equipment located on the Land or the Improvements shall not be removed, demolished or materially altered (except for normal replacement of equipment) without the consent of Beneficiary which shall not unreasonably be withheld or delayed. Grantor shall comply with all laws, orders and ordinances affecting the Trust Property, or the use thereof. Except to the extent that Beneficiary fails to turn over insurance proceeds, if any, received by Beneficiary pursuant to Sections 10 and 11 with respect to the Trust Property to Grantor, Grantor shall promptly repair, replace or rebuild any part of the Trust Property that, following the date hereof, becomes damaged, worn or dilapidated and Grantor shall complete and pay for any structure at any time in the process of construction or repair on the Land. Notwithstanding anything to the contrary contained herein, Grantor hereby confirms its obligation to comply with all relevant Legal Requirements, including Environmental Laws, with respect to the Trust Property. Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property or any part thereof, unless Grantor shall have received Beneficiary's prior written consent, such consent not to be unreasonably withheld or delayed. If under applicable zoning provisions the use of all or any portion of the Trust Property is or shall become a nonconforming use, Grantor will not cause such nonconforming use to be discontinued or abandoned without the express written consent of Beneficiary, such consent not to be unreasonably withheld or delayed. Grantor shall not (i) change the use of the Land in any material respect or (ii) permit or suffer to occur any waste on or to the Trust Property or to any portion thereof.

         10.  INSURANCE.

         (a) Grantor shall maintain casualty, liability and other policies of insurance relating to the Trust Property in form and substance, and with insurers and coverages, reasonably satisfactory to Beneficiary and consistent with insurance that it maintains on Similar Properties. Grantor shall keep the Trust Property insured against loss by flood if the Trust Property is located in an area identified by the Secretary of Housing and Urban Development as an area having a special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any successor act thereto). All policies of insurance to be furnished hereunder (i) shall have standard non-contributory mortgagee clauses attached to all policies in favor of Beneficiary, without contribution, under a standard New York (or local equivalent) mortgagee clause naming Beneficiary as the party to which all payments made under such insurance policies in excess of $150,000 should be paid, (ii) shall contain an endorsement providing that neither Grantor nor Beneficiary nor any other party shall be a co-insurer under said policies and shall contain a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without ten (10) days prior written notice to Beneficiary, (iii) shall provide that no act or thing done by Grantor shall invalidate the policy as against Beneficiary, and (iv) with respect to property insurance policies, shall contain a waiver of subrogation against Beneficiary. Grantor shall deliver certificates evidencing additional and renewal policies, together with evidence of payment of premiums thereon, to Beneficiary, and in the case of all insurance about to expire, shall deliver renewal policies or certificates evidencing such policies not less than ten (10) days prior to their respective dates of expiration.

         (b) Grantor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Beneficiary is included thereon under a standard, non-contributory mortgagee clause acceptable to Beneficiary. Grantor shall promptly notify Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to Beneficiary the certificates evidencing the policy or policies of such insurance.

         (c) The insurance required by this Deed of Trust, at the option of Grantor, may be effected by blanket and/or umbrella policies covering the Trust Property and other properties, provided, however, that in each case, such insurance policies otherwise comply with the provisions of this Deed of Trust and allocate to the Trust Property, from time to time, the coverage specified in this Deed of Trust without possibility of reduction or co-insurance by reason of, or damage to, any other property named therein. If the insurance required by this Deed of Trust shall be effected by any such blanket or umbrella policies, Grantor shall furnish to Beneficiary certificates with respect to, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Trust Property.

         (d) If Grantor fails to maintain insurance in compliance with this Section, Beneficiary may obtain such insurance and pay the premium therefor and Grantor shall, on demand, reimburse Beneficiary for all expenses incurred in connection therewith. Grantor shall deliver original certificates to Beneficiary of all insurance policies maintained pursuant to this Section 10. Each property insurance policy shall name Beneficiary as mortgagee, and loss payee with respect to all casualty coverage and each liability policy shall name Beneficiary as an additional insured thereunder.

         11. CASUALTY. (a) Grantor shall give Beneficiary prompt notice of any loss or damage to the Trust Property.

         (b) In case of loss or damage to the Trust Property covered by any of the insurance policies described in Section 10 above, Beneficiary (or, after a trustee's sale or sheriff's sale under this Deed of Trust, the purchaser at such sale) is hereby authorized at its option either (i) to settle and adjust any claim under such insurance policies without the consent of Grantor or (ii) to allow Grantor to settle and adjust such claim (either jointly with Beneficiary or by Grantor alone, at Beneficiary's discretion); provided that in either case Beneficiary shall, and is hereby authorized to, collect and receipt for any such insurance proceeds. Notwithstanding anything in the preceding sentence to the contrary, Beneficiary agrees that it will allow Grantor to settle and adjust any claims under the insurance policies which are in an amount less than $150,000, per incident of loss, up to an aggregate amount of no greater than $250,000.
The expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall be included in the Obligations, and shall be reimbursed to Beneficiary upon demand or may be deducted by Beneficiary from said insurance proceeds prior to another application thereof. Interest on such amount shall accrue at the at the rate of thirteen and one-half percent (13.5%) per annum, beginning ten (10) days after Grantor receives notice of a request for payment of such amount from Beneficiary, until such amount, plus interest, is paid in full.

         (c) Beneficiary shall permit Grantor to apply the proceeds of insurance policies received in connection with any casualty to pay for the cost of restoring, repairing, replacing or rebuilding the loss or damage to the Trust Property resulting from the casualty ("RESTORATION") if: (i) there is no Event of Default hereunder at the time of such application; (ii) restoration can, in the reasonable judgment of Beneficiary, be completed no later than two (2) years prior to the maturity of the Obligations; and (iii) restoration can, in the reasonable judgment of Beneficiary, be effected in such a manner so that the Trust Property will be of at least equal or greater value to the value than the Trust Property prior to such casualty. Otherwise, Beneficiary may elect in its sole discretion to apply such proceeds either (x) towards payment of the Obligations, notwithstanding the fact that the Obligations, or a portion thereof, may not then be due and payable, or (y) to pay for the cost of Restoration. In all events, disbursement of insurance proceeds by Beneficiary (or at Beneficiary's election by a disbursing or escrow agent who shall be selected by Beneficiary and whose fees shall be paid by Grantor), to pay the cost of restoration shall require (i) evidence reasonably satisfactory to Beneficiary of the estimated costs of Restoration, (ii) funds (or assurances reasonably satisfactory to Beneficiary that such funds are available) sufficient in addition to the proceeds of insurance to complete and fully pay for Restoration; and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of surveys and such other evidences of cost, payment and performance as Beneficiary may reasonably require and approve. Except to the extent Beneficiary fails to turn over insurance proceeds, if any, received by Beneficiary hereunder with respect to such casualty to Grantor, Grantor hereby covenants to restore, repair, replace or rebuild the Improvements, to be of at least equal value, and of substantially the same character as prior to such loss or damage, all to be effected in accordance with plans, specifications and procedures to be first submitted to and reasonably approved by Beneficiary, and Grantor shall pay all costs of such restoring, repairing, replacing or rebuilding.

         12. EMINENT DOMAIN. Grantor warrants, covenants and agrees that should the Trust Property, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Grantor receive any notice of other information regarding such proceeding, Grantor shall give written notice thereof within five
(5) business days to Beneficiary.  Without Beneficiary's prior consent, Grantor
(1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. Beneficiary shall be entitled to: (1) all compensation awards and other payments or relief therefor, (2) to commence, appear in and prosecute in its own name any action or proceedings, and (3) to make any compromise or settlement in connection with such taking or damage. Grantor authorizes Beneficiary to collect and receive such awards and compensation, to give proper receipts and acquittances therefor and in Beneficiary's discretion to apply the same toward the payment of the Obligations, notwithstanding the fact that the
Obligations, or a   portion thereof, may not then be due and payable, or to the restoration of the Trust Property in accordance with the provisions set forth in the penultimate sentence of Section 11(c) above. Grantor further agrees to make, execute, and deliver to Beneficiary, at any time upon request, free and clear of any encumbrance of any kind whatsoever, any and all further assignments and other instruments deemed necessary by Beneficiary for the purpose of validly and sufficiently assigning all compensations and awards made to Grantor for any taking, either permanent or temporary, under any such proceeding.


         13. RELEASE OF DEED OF TRUST. Beneficiary agrees to promptly and unconditionally release this Deed of Trust as follows:

         a. in the event of a bona fide sale (other than a "sale leaseback" or other similar financing transaction) of the Trust Property to a third party that is not affiliated with Grantor, provided that the following conditions are satisfied: (i) neither Grantor nor any of its respective affiliates continue to use or occupy the Trust Property or any part thereof; (ii) Grantor shall consult with Beneficiary prior to such sale and shall obtain Beneficiary's prior written consent with respect to such sale and the sales price (such consent not to be unreasonably withheld); and (iii) all of the proceeds of such sale are applied towards repayment of the Obligations, notwithstanding the fact that the Obligations, or a portion thereof, may not then be due and payable.

         b. in the event that Beneficiary is paid in full for all amounts owing to Beneficiary by Grantor and any of its former affiliated debtors, including the indefeasible payment in full of the Obligations, and no amount is then owing by one or more of the foregoing to Beneficiary pursuant to the Indenture, the Notes or any other Relevant Documents.

         14. CHANGES IN THE LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Deed of Trust which imposes a tax, either directly or indirectly, on the Obligations or Beneficiary's interest in the Trust Property, Grantor will pay such tax, with interest and penalties thereon, if any, provided, however, that Grantor shall not be obligated to pay any tax which is imposed on the net income of Beneficiary or franchise taxes or doing business taxes imposed on Beneficiary. In the event that the payment of such tax or interest and penalties by Grantor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than ninety (90) days, to declare the Obligations immediately due and payable.

         15. NO CREDITS ON ACCOUNT OF THE OBLIGATIONS. (i) Grantor will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Impositions assessed against the Trust Property, or any part thereof, and (ii) no deduction shall otherwise be made or claimed from the assessed value of the Trust Property, or any part hereof, for real estate tax purposes by reason of this Deed of Trust or the Obligations if the effect of such deduction would impose on Beneficiary a tax, either directly or indirectly, for which it otherwise would not have been liable.

         16. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Notes or this Deed of Trust, or impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

         17. CONTROLLING AGREEMENT. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Deed of Trust and the other Relevant Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Relevant Documents, or contracted for, charged, taken, reserved, or received with respect to the Obligations, or if Beneficiary's exercise of the option to accelerate the maturity of the Notes, or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by applicable law, then it is Grantor's and Beneficiary's express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the Notes and all other Obligations (or, if the Notes and all other Obligations have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Notes and the other Relevant Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum rate of interest permitted by law from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

         18. PERFORMANCE OF OTHER AGREEMENTS. Grantor shall observe and perform in all respects the terms to be observed or performed by Grantor under any agreement or recorded instrument affecting or pertaining to the Trust Property.

         19. RIGHT TO PERFORM THE OBLIGATIONS. Subject to the terms of the Relevant Documents, if any default exists, Beneficiary shall have the right, but not the obligation, to cure such default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this
Section 19, or otherwise under this Deed of Trust or any of the other Relevant Documents or applicable law (including, without limitation, the costs and expenses of Beneficiary and its agents incurred in connection with the preservation, collection and enforcement of this Deed of Trust or of the liens created hereby), shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate of thirteen and one-half percent (13.5%) per annum, and all such sums, together with interest thereon, shall constitute additions to the Obligations and shall be secured by this Deed of Trust and Grantor covenants and agrees to pay them to the order of the Beneficiary promptly upon demand.

         20. FURTHER ACTS, ETC. Grantor will, at the cost of Grantor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Beneficiary shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated (including, without limitation, the assignment of leases and rents contained in Section 8 hereof) or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust. Grantor, on demand, will execute and deliver and, Grantor hereby authorizes Beneficiary to execute in the name of Grantor or without the signature of Grantor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Beneficiary in the Trust Property. Notwithstanding anything to the contrary contained herein, Grantor shall not be obligated to execute, deliver, file or record any additional documents which increase Grantor's obligations under this Deed of Trust or the Relevant

Documents.   Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising the rights provided for in Section 19 and this Section 20.

         21. RECORDING OF DEED OF TRUST, ETC. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Trust Property. Grantor will pay all filing, registration or recording fees, the costs and fees of local counsel for Beneficiary including, without limitation, costs and fees for local counsel review of this Deed of Trust and the Subordination Agreement (hereinafter defined) and the preparation of opinion letters in connection therewith, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Trust Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance (other than income or franchise taxes imposed on Beneficiary), except where prohibited by law so to do. Grantor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Deed of Trust. Grantor shall pay all title costs and premiums in connection with the ALTA lender's title insurance policy issued by Chicago Title Insurance Company for the benefit of Beneficiary in connection with this Deed of Trust (including payment for the cost of any property surveys ("Surveys") prepared in connection therewith), which title insurance policy shall be in form and substance satisfactory to Beneficiary containing such endorsements as Beneficiary may reasonably request, including, without limitation, the deletion of any creditor's rights exception and (to the extent available) a variable rate endorsement; survey endorsement; comprehensive endorsement; first loss endorsement; last dollar endorsement; tie-in endorsement; future advances endorsement; access coverage; tax parcel coverage; contiguity (if applicable) coverage; and such other endorsements as Beneficiary shall reasonably require. In the event that any Survey with respect to the Trust Property reveals any encumbrances, restrictions, building code or zoning violations or other matters which in Beneficiary's reasonable judgment materially impair Beneficiary's security interest in the Trust Property, Grantor agrees to cooperate with Beneficiary in performing any acts reasonably requested by Beneficiary to cause such encumbrances, restrictions, violations or other matters to be removed or remedied as appropriate.

         22. REPORTING REQUIREMENTS. Grantor agrees to give prompt notice to Beneficiary of the insolvency or bankruptcy filing of Grantor. In addition, Grantor will give notice to Beneficiary in writing not later than ten (10) days after: (i) the occurrence of any Event of Default with respect to Grantor hereunder, or (ii) notice to Grantor of any action, litigation or proceeding instituted to recover possession of the Trust Property from Grantor or for any other purpose affecting this Deed of Trust or of any other action, litigation or proceeding instituted against Grantor or judgment rendered against Grantor; and such notice to Beneficiary shall include a true copy of any notice of default, or if any action is then proceeding, copies of any pleadings and papers received by Grantor.

         23. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" as used herein shall mean the occurrence or happening, at any time and from time to time, of one or more of the following events:

         (a) a default or event of default under any of the Notes or any of the other Relevant Documents, which remains uncured following the expiration of any applicable cure periods;

         (b) Grantor (i) shall fail to perform when due any payment obligation under the terms of this Deed of Trust within ten days after such amount becomes due, or (ii) shall be in violation of any of the obligations or covenants contained herein and such default shall continued unremedied for a period of thirty (30) days, provided that if such default is not readily susceptible of cure in such thirty (30) day period, and provided that Grantor proceeds in a diligent manner to cure such default, Grantor shall have such additional time to effect such cure as shall be reasonably necessary to effect such cure;

         (c) Failure by Grantor to maintain insurance and deliver evidence thereof pursuant to Section 10;

         (d) a default under any other mortgage, deed of trust or other security instrument covering the Trust Property or a portion thereof which remains uncured following the expiration of any applicable cure periods; or

         (e)  the occurrence of an Event of Default under the Indenture.

         24. REMEDIES. (a) Upon the occurrence of any Event of Default, Beneficiary may take such action or cause Trustee to take such action permitted in law or at equity, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, by Beneficiary itself, or through Trustee or otherwise, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

    (i) declare the entire principal amount of the indebtedness and Obligations secured hereby with interest accrued thereon to be immediately due and payable;

    (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust in which case the Trust Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner in accordance with the laws of the jurisdiction in which such Trust Property is located;

    (iii) with or without entry, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the foreclosure of this Deed of Trust for the Obligations then due and payable subject to the continuing lien of this Deed of Trust, in accordance with the laws of the jurisdiction in which such Trust Property is located, for the balance of the Obligations not then due;

    (iv) sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by the laws of the jurisdiction in which such Trust Property is located;

    (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the other Relevant Documents;

    (vi) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Deed of Trust;

    (vii) prior to, concurrently with, or subsequent to the institution of foreclosure proceedings, apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property, as a matter of strict right, EX PARTE and without notice and without regard for the adequacy of the security for the Obligations or the interest of the Grantor therein and without regard for the solvency of the Grantor or of any person, firm or other entity liable for the payment of the Obligations, and Grantor hereby consents to such appointment;

    (viii) prior to, concurrently with or subsequent to the institution of foreclosure proceedings, enforce Beneficiary's interest in the Leases and Rents and enter into or upon the Trust Property and take exclusive possession thereof, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may (whether or not a receiver has been appointed) as attorney-in-fact or agent of Grantor, or in its own name and under the powers herein granted,(A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable;
    (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Grantor with respect to the Trust Property, whether in the name of Grantor or otherwise (including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Trust Property and every part thereof); and (E) apply the receipts from the Trust Property to the payment of the Obligations, after deducting therefrom all reasonable expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Trust Property, it being agreed that should Beneficiary incur any liability, loss or damage in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees shall be secured hereby, and Grantor shall reimburse Beneficiary therefor immediately upon demand;

    (ix) require Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property occupied by Grantor and require Grantor to vacate and surrender possession to Beneficiary of the Trust Property or to such receiver and, in default thereof, evict Grantor by summary proceedings or otherwise;

    (x) sell the property under the Deed of Trust's power of sale or foreclose this Deed of Trust as a mortgage; and

    (xi) pursue such other rights and remedies as may be available under the Relevant Documents or otherwise at law or in equity or under the Uniform Commercial Code including the right to establish a lock box for all Rents and other receivables of Grantor relating to the Trust Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portions of the Trust Property.

         The proceeds of any sale made under or by virtue of this Section 24, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this Section or otherwise, shall be applied by Beneficiary in the following order of priority: first, on account of all reasonable costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in this Section 24; second, all other items which under the terms hereof constitute secured indebtedness, which are any amounts due under this Deed of Trust, or under the other Relevant Documents; third, any surplus to Grantor, its successors or assigns, as their rights may appear.

         (b) Upon any sale made under or by virtue of this Section 24, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

         (c) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

         (d) Beneficiary may adjourn, terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 24 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

         (e) Beneficiary may resort to any remedies and the security given by this Deed of Trust or the other Relevant Documents in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by this Deed of Trust or the other Relevant Documents. The failure of Beneficiary to exercise any right, remedy or option provided in this Deed of Trust or the other Relevant Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by this Deed of Trust or the other Relevant Documents. Subject to the provisions of the Relevant Documents, no acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor, or Grantor's liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary and no extension of time for the payment of the whole or any portion of the Obligations or any other indulgence given by Beneficiary to Grantor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or the liability of Grantor to pay the Obligations. No waiver by Beneficiary shall be effective, unless it is in writing and then only to the extent specifically stated.

         (f) The interests and rights of Beneficiary under this Deed of Trust and the other Relevant Documents, and the liens and security interests created and evidenced by this Deed of Trust and the other Relevant Documents, shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Obligations,
(ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Obligations.

         (g) Upon the occurrence of any Event of Default under Section 23, in any suit to foreclose the lien hereof or enforce any other remedy of Beneficiary under this Deed of Trust, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Trust Property. All such reasonable expenditures and expenses which Beneficiary may incur as permitted by this Section for the protection of the Trust Property and the maintenance of the lien of this Deed of Trust, including, but not limited to, the fees and out-of-pocket disbursements of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, including, but not limited to, bankruptcy proceedings or preparations for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Grantor and shall be secured by this Deed of Trust.

         25. RIGHT OF ACCESS. Grantor shall permit agents, representatives and employees of Beneficiary to (i) inspect the Trust Property or any part thereof, provided that such inspection does not materially interfere with the tenants of the Trust Property or violate the terms of any Lease, (ii) to examine and make abstracts from any of Grantor's books and records and (iii) to discuss the business, operations, properties and financial and other condition of Grantor with officers of Grantor and with its independent certified public accountants, at such reasonable times as may be requested by Beneficiary upon reasonable advance notice.

         26. SECURITY AGREEMENT. This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Trust Property. Grantor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Obligations, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the Uniform Commercial Code (said portion of the Trust Property so subject to the Uniform Commercial Code being called in this paragraph the "COLLATERAL"). Grantor hereby agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary's security interest herein granted. All or part of the Trust Property is or is to become "fixtures" as defined in the Uniform Commercial Code, and this Deed of Trust, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code upon such of the Trust Property that is or may become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. Grantor's chief executive office and principal place of business is the Grantor's address set forth in the first paragraph of this Deed of Trust, and the place where Grantor's books and records in respect of where the Trust Property is located are kept is the address of Grantor set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur which shall remain uncured, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, (including, without limitation, to the extent permitted by law, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral). Upon request or demand of Beneficiary or Trustee, Grantor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand therefor any and all reasonable expenses (including, without limitation, reasonable legal expenses and attorneys' fees) incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral sent to Grantor at least ten (10) business days prior to such action or such notice as is otherwise required by law or the Relevant Documents, shall constitute commercially reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Obligations in such priority and proportions as Beneficiary shall determine in its sole discretion. In the event of any change in name, identity or structure of Grantor, Grantor shall notify Beneficiary thereof and, promptly after request, shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Grantor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall materially increase Grantor's obligations under this Deed of Trust or the other Relevant Documents. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any UCC financing statements (or related documents) signed only by Beneficiary, as secured party, in connection with the Collateral covered by this Deed of Trust, such appointment to terminate upon the release of this Deed of Trust.

         27. ACTIONS AND PROCEEDINGS. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its reasonable discretion, decides should be brought to protect its interest under this Deed of Trust or in the Trust Property. Subject to the foregoing, Grantor shall appear in and contest any action or proceeding purporting to affect the security hereof and shall pay all reasonable costs and expenses including cost of evidence of title and attorney's fees, in any such action or proceeding in which Beneficiary may appear. Beneficiary shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

         28. WAIVER OF SETOFF AND COUNTERCLAIM. Except as may be permitted under the Relevant Documents, all amounts due under this Deed of Trust, the Notes and the other Relevant Documents shall be payable without setoff or counterclaim whatsoever.

         29. LIENS. Grantor warrants, covenants and agrees to pay and promptly discharge, at Grantor's cost and expense, all taxes, assessments and governmental charges levied upon it, its income and assets as and when such taxes, assessments and charges are due and payable (including, without limitation, all Impositions), as well as all lawful claims for labor materials and supplies or otherwise which could become a lien, and all liens, encumbrances and charges upon the Trust Property, or any part thereof or interest therein; provided that the existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right thereto shall not constitute a violation of this Section if payment is not yet due under the contract which is the foundation thereof. Notwithstanding the foregoing, Grantor shall not be in default for failure to pay or discharge Impositions or mechanic's or materialman's or similar lien asserted against the Trust Property if, and so long as, (a) Grantor shall have notified Beneficiary of same within seven (7) days of obtaining knowledge thereof; (b) Grantor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Trust Property or any part thereof, to satisfy the same; (c) unless funds are otherwise reserved, Grantor shall furnish to Beneficiary such security as Beneficiary may reasonably request to insure payment of such Impositions and to secure and indemnify Beneficiary against any cost, expense, loss or damage in connection with such contest or postponement of payment; (d) Grantor shall timely upon final determination thereof pay the amount of any such Impositions, claim, fine or penalty so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Impositions, or mechanic's or materialman's or similar lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Trust Property; and (f) notwithstanding the foregoing, Grantor shall immediately upon request of Beneficiary pay (and if Grantor shall fail so to do, Beneficiary may, but shall not be required to, pay or cause to be discharged or bonded against) any such Impositions, or claim notwithstanding such contest, if in the reasonable opinion of Beneficiary, the Trust Property or any part thereof or interest therein may be in imminent danger of being sold, forfeited, foreclosed, terminated, canceled or lost.

         30. RECOVERY OF SUMS REQUIRED TO BE PAID. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due and owing, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

         31. MARSHALLING, WAIVER OF REDEMPTION AND OTHER MATTERS. Grantor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, moratorium and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Grantor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law.

         32. NOTICE. Any notice which either party hereto may desire or be required to give to the other party shall be in writing and delivered by: (x) a commercial courier or messenger service or (y) by U.S. registered or certified mail with return receipt requested. Notice by commercial messenger or courier service will be deemed to have been given on the day when delivered before 4:00 p.m. on a business day in the city in which notice is delivered, provided that payment for the cost of delivery is not requested of the recipient. Notice by mail shall be given by registered or certified U.S. Mail, return receipt requested. Delivery of notice by commercial messenger or courier service or mail shall be assumed if acceptance of delivery is refused. Notice may be given by fax but will only be treated as delivered hereunder if: (x) sent between the hours of 9:00 a.m. and 5:00 p.m. (based on local time at the destination); and
(y) receipt is acknowledged by fax and delivery will be deemed to have been given on the date the fax acknowledgment is sent. Notices shall be delivered as follows or at such other place as either party hereto may by notice in writing given in accordance with this Section 32 designate:

To Grantor:        Discovery Zone, Inc.
                   One Corporate Center
                   110 East Broward Boulevard
                   Fort Lauderdale, Florida  33301
                   Attn:  President
                   Telecopy Number:  (954) 627-2670

To Beneficiary:    State Street Bank and Trust Company
                   Two International Place
                   Boston, Massachusetts  02110
                   Attn:  Corporate Trust Department
                   Telecopy Number:  (617) 664-5371

         33. SOLE DISCRETION OF BENEFICIARY. Wherever pursuant to this Deed of Trust, Beneficiary exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         34. NON-WAIVER. The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor's Obligations hereunder by reason of (a) the failure of Beneficiary to comply with any request of Grantor to take any action to foreclose this Deed of

Trust or otherwise enforce any of the provisions hereof or of the other Relevant Documents, (b) the release, regardless of consideration, of the whole or any part of the Trust Property, or of any person liable for the Obligations or any portion thereof, or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of this Deed of Trust or the other Relevant Documents. Beneficiary may resort for the payment of the Obligations to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclosure this Deed of Trust. The rights and remedies of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         35. NO ORAL CHANGE. This Deed of Trust and the other Relevant Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understanding, representations or other arrangements, whether express or implied, written or oral, of the parties in connection herewith or therewith except to the extent expressly incorporated or specifically referred to herein or therein. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         36. SUCCESSORS AND ASSIGNS. Subject to the provisions hereof requiring Beneficiary's consent to any transfer of the Trust Property, this Deed of Trust shall be binding upon and inure to the benefit of Grantor and Beneficiary and their respective permitted successors and assigns forever.

         37. SEVERABILITY. If any term, covenant or condition of this Deed of Trust or the Relevant Documents is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust and any such other Relevant Document shall be construed without such provision.

         38. HEADINGS, ETC. The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         39. DUPLICATE ORIGINALS. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

         40. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein," the word "Beneficiary" shall mean "Beneficiary and any subsequent holder(s) of the Notes," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Trust Property" shall include any portion of the Trust Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees (including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder including, but not limited to, all such fees incurred in connection with any bankruptcy or other insolvency proceedings). Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         41. HOMESTEAD. Grantor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Land as against the collection of the Obligations, or any part hereof.

         42. ASSIGNMENTS. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any Beneficiary or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

         43. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW EACH PARTY HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTES, THIS DEED OF TRUST, OR THE OTHER RELEVANT DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY SUCH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR.

         44. CONSENT TO JURISDICTION. GRANTOR AND BENEFICIARY HERETO CONSENT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THE RELEVANT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. GRANTOR FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH

ANY OF THE COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH COLLATERAL. GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN THE FIRST PARAGRAPH HEREOF IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BENEFICIARY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST GRANTOR IN ANY JURISDICTION.

         45. GOVERNING LAW. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, Section 5-1401 of the General Obligations Law, but otherwise without regard to conflict of law principles; provided, however, that with respect to the creation, attachment, perfection, priority and procedures relating to the enforcement of the liens and security interests created by or pursuant to this Deed of Trust and relating to real property, this Deed of Trust shall be governed by and construed in accordance with the laws of the state in which the Land is located.

         46. LIEN ABSOLUTE, MULTI-SITE REAL ESTATE AND MULTIPLE COLLATERAL TRANSACTION. Grantor acknowledges that this Deed of Trust and a number of other Relevant Documents and those documents required by the Relevant Documents together secure the Obligations. Grantor agrees that the lien of this Deed of Trust and all obligations of the Grantor hereunder shall be absolute and unconditional and shall not in any manner be affected or impaired by:

    (a) any lack of validity or enforceability of the Notes or any other Relevant Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

    (b) any acceptance by Beneficiary of any security for or guarantees of any of the indebtedness hereby secured;

    (c) any failure, neglect or omission on the part of Beneficiary to realize upon or protect any of the indebtedness hereby secured or any of the collateral security therefor, including the Relevant Documents, or due to any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations hereby secured or any collateral security therefor, including the Relevant Documents, or due to any other circumstance which might otherwise constitute a defense available to, or a discharge of, the

Grantor in respect of the Obligations or this Deed of Trust (other than the indefeasible payment in full in cash of all the Obligations hereby secured);

    (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

    (e) any release (except as to the property or obligation released), sale, pledge, surrender, compromise, settlement, non-perfection, renewal extension, indulgence, alteration, exchange, modification or disposition of any of the Obligations hereby secured or of any of the collateral security therefor;

    (f) any amendment or waiver of or any consent to any departure from the Notes or any other Relevant Documents or of any guaranty thereof (except to the extent of such amendment, waiver or consent in writing by Beneficiary), if any, and Beneficiary may in its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Relevant Documents without first exercising or enforcing any of its rights and remedies hereunder; and

    (g) any exercise of the rights or remedies of Beneficiary hereunder or under any or all of the Relevant Documents.

Grantor specifically consents and agrees that Beneficiary may exercise its rights and remedies hereunder and under the other Relevant Documents separately or concurrently and in any order that Beneficiary may deem appropriate.

         47. FUTURE ADVANCES. This Deed of Trust shall secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of Beneficiary, or otherwise, as are made by Beneficiary to Grantor after the date hereof, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust. Nothing in this Deed of Trust shall be deemed an obligation on the part of the Beneficiary to make any future advances.

         48.  STATE SPECIFIC PROVISIONS.    The provisions of Exhibit B are
hereby incorporated by reference as though set forth in full herein.

         49. NO MERGER OF ESTATES. It is the intention and agreement of Grantor and Beneficiary that there shall be no merger of any leasehold estate in the Trust Property with the fee interest in the Trust Property or any other estate or interest in the Trust Property, and there shall be no merger of this Deed of Trust and any estate in the Trust Property, by reason of the fact that the same person may own or hold (a) any leasehold interest in the Trust Property, and/or (b) this Deed of Trust, and/or (c) the fee interest in the Trust Property or any other estate or interest in the Trust Property.

         50. CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct.

         51. TRUSTEE'S FEES. Grantor shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust. TRUSTEE SHALL BE INDEMNIFIED, HELD HARMLESS AND REIMBURSED BY GRANTOR FOR ANY LIABILITY, DAMAGE OR EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT, WHICH TRUSTEE MAY INCUR OR SUSTAIN IN CONNECTION WITH THIS DEED OF TRUST OR IN THE DOING OF ANY ACT WHICH TRUSTEE IS REQUIRED OR PERMITTED TO DO BY THE TERMS HEREOF OR BY LAW (EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TRUSTEE), AND SHALL BE REIMBURSED THEREFOR UPON DEMAND.

         52. SUBORDINATION. Notwithstanding anything to the contrary contained herein, this Deed of Trust shall be subject and subordinate to that certain amended and restated deed of trust, assignment of leases and rents, security agreement and fixture filing, dated as of the date hereof, made by Grantor in favor of McDonald's Corporation, including any extension, modification, replacement or renewal thereof, in accordance with the provisions of that certain Subordination Agreement, dated as of the date hereof, by and among Grantor, Beneficiary and McDonald's Corporation (the "SUBORDINATION AGREEMENT"), including any extension, modification, replacement or renewal thereof.

         53. GOOD STANDING. Grantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Grantor is qualified to do business and in good standing in the State in which the Trust Property is located, and to the extent that Grantor is not so qualified or in good standing in such State, Grantor shall promptly qualify to do business and become in good standing in such State and shall promptly present evidence of such qualification to do business and good standing to Beneficiary, and shall in any event take such steps as are necessary to insure the enforceability of the Notes and this Deed of Trust.

         Grantor has executed this instrument as of the day and year first above written.

                                       GRANTOR:

                                       DISCOVERY ZONE, INC., a Delaware
                                       corporation




                                       By: /s/ Robert G. Rooney
                                           ---------------------------------
                                           Name: Robert G. Rooney
                                           Its: Senior Vice President

STATE OF NEW YORK       )

COUNTY OF WESTCHESTER   )

         This instrument was acknowledged before me this 28th day of July, 1997, by Robert G. Rooney, as Senior Vice President of Discovery Zone, Inc., a Delaware corporation, on behalf of said corporation.

         WITNESS my hand and official seal.

My Commission Expires:



                             /s/ Mark D. Woodward
---------------              -----------------------------
                             Notary Public



                             [Mark D. Woodward]
                             [Notary Public State of New York]

                                                 [Notary Seal]

                                      EXHIBIT A
                                      ---------

                                  LEGAL DESCRIPTION


                                  LOT 1, BLOCK 1,
                         PARKWAY SUBDIVISION FILING NO. 1,
                                 COUNTY OF DOUGLAS
                                 STATE OF COLORADO

                                      EXHIBIT B

                              STATE SPECIFIC PROVISIONS


              The following provisions are incorporated by reference into
Section 24 of the attached Deed of Trust. If any conflict or inconsistency exists between this Exhibit B and the remainder of the attached Deed of Trust, this Exhibit B shall govern.

         A. SPECIAL FORECLOSURE PROVISIONS. Notwithstanding anything to the contrary contained in Section 24 hereof, Beneficiary may foreclose this Deed of Trust either by judicial action or through Trustee. Foreclosure through Trustee will be initiated by Beneficiary's filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four weeks' public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the county or city and county in which the Land is located. Any sale conducted by Trustee pursuant to this paragraph shall be held at the front door of the county courthouse for such county or city and county, or on the Land, or at such other place as similar sales are then customarily held in such county or city and county, provided that the actual place of sale shall be specified in the notice of sale. In any such sale, it shall and may be lawful for the Trustee to sell and dispose of the Trust Property en masse or in separate parcels, as the Trustee may think best.

              All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals of the Land obtained by Beneficiary, all costs of any receivership for the Land advanced by Beneficiary, all costs of any environmental audits or tests incurred by Beneficiary and all attorneys' and consultants' fees incurred by Beneficiary, shall constitute a part of the Obligations and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale. The proceeds of any sale under this paragraph shall be applied first to the fees and expenses of the officer conducting the sale, and then as set forth in Section 24(a) of this Deed of Trust. At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the property sold to such purchaser and shall state that upon the expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the property described in the certificate. After the expiration of all applicable periods of redemption, unless the property sold has been redeemed by Grantor, the officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be. Nothing in this paragraph dealing with foreclosure procedures or specifying


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

particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

         B. NON-AGRICULTURAL USE. The Land encumbered by this Deed of Trust is not used principally or primarily for agricultural or farming purposes.



























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